LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

                                       OF

                           PULP & PAPER OF AMERICA LLC

                                   ----------

This Limited Liability Company Operating Agreement ("Agreement") of Pulp & Paper of America LLC, a New York limited liability company, (the "Company") is adopted and entered into by American Tissue Inc., with offices at 135 Engineers Road, Hauppauge, NY 11788, as member (the "Member").

                              W I T N E S S E T H:

Whereas, American Tissue Inc. proposes to form a limited liability company for the purposes of, among other things, owning and operating, either directly or through its wholly owned subsidiaries, substantially all of the assets of that certain integrated pulp and paper mill located in Berlin & Gorham, New Hampshire, and related hydroelectric generating facilities and landfill (the "B-G Facility").

Now, therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, American Tissue Inc. agrees as follows:

                          ARTICLE 1 - COMPANY FORMATION

1.1 Name. The name of the Company is Pulp & Paper of America LLC.

1.2 Formation. American Tissue Inc. hereby forms a limited liability company pursuant to and in accordance with the provisions of the New York Limited Liability Company Act, as amended from time to time (the"Act"), and upon the terms and conditions set forth in this Agreement.

1.3 Purposes. The purpose of the Company is to (i) own and operate, either directly or through the wholly owned subsidiaries of the Company, the B-G Facility; (ii) engage in any and all business activities and transactions reasonably necessary and incidental to the purposes of the Company, including obtaining financing and refinancing, leasing, selling, exchanging and transferring all or any part of the B-G Facility; and (iii) engage in any other lawful act or activity for which a limited liability company may be formed under the Act.

1.4 Title. Title to, and all rights and interests of the Company in and to, its assets shall be in the name of and owned by the Company, and the Member shall not have any ownership interest in such property in the Member's individual name or right and the Member's interest in the Company shall be personal property for all purposes. The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for or in payment of any individual obligation of the Member.

1.5 Principal Offices. The principal place of business of the Company shall be located at 135 Engineers Road, Hauppauge, New York, or at such other location as may be determined by the Managers (as hereinafter defined) from time to time.

1.6 Agent. The Secretary of State of New York is hereby designated as the agent of the Company.

                        ARTICLE 2 - CAPITAL CONTRIBUTIONS

2.1 Member. The name, address, initial Capital Contribution, date of admission to the Company and Membership Interest allocated to the Member is set forth on Exhibit "A" annexed hereto and incorporated by reference herein. For purposes of this Agreement: (i) "Member" shall mean American Tissue Inc. and any person subsequently admitted to the Company; (ii) "Capital Contribution" shall mean any contribution by the Member to the capital of the Company in cash, property or services rendered or a promissory note or other obligation to contribute cash or property or to render services; and (iii) "Membership Interest" shall mean the percentage set forth opposite the Member's name on Exhibit "A".

2.2 Capital Accounts. There shall be established for each Member, as of the date hereof, a capital account to which will be credited an amount equal to the Member's Capital Contributions to the Company. From time to time, the Member's allocable share of the Company's gain, income, losses and distributions shall be credited or charged, as the case may be, to the Member's capital account. Each Member's capital account will be created and maintained consistent with tax accounting and other principles set forth in Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or its counterpart in any subsequently enacted code and Treasury Regulation Section 1.704-1(b) promulgated thereunder and shall be interpreted and applied in a manner consistent with such Regulation. If, at any time, the Company shall suffer a loss as a result of which the capital account of a Member shall be a negative amount, such loss shall be carried as a charge against the Member's capital account, and the subsequent profits of the Company shall be applied to restore such capital account deficit. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in a Member's capital accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes taking into account any adjustments required pursuant to Code Section 704(b) and the applicable regulations promulgated thereunder. If, in the opinion of the Managers, the manner in which Capital Accounts are to be maintained pursuant to this Agreement should be modified to comply with Code Section 704(b), then the


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method in which capital accounts are maintained shall be so modified. Except as otherwise required in the Act or this Agreement, a Member shall have no liability to restore all or any portion of a deficit balance in its capital account.

2.3 Additional Capital Contributions. Additional capital contributions shall be made by a Member as agreed to by such Member from time to time.

2.4 Loans. If a Member shall, with the approval of the Managers, provide funds to the Company other than as a contribution to the capital of the Company, such funds shall be treated as a loan and shall be a debt due from the Company to the Member. A Member shall not be obligated to lend any funds to the Company.

2.5 Other Matters.

     (a) Except as otherwise provided in this Agreement, a Member shall not demand or receive a return of its Capital Contributions or withdraw from the Company without the consent of the Manager.

     (b) Except as otherwise provided in this Agreement, no Person shall be admitted to the Company as a member without the written consent of the Members.

                            ARTICLE 3 - ALLOCATIONS

3.1 Definitions. The following terms shall have the following meanings for purposes of this Article 3: "Profits" and "Losses" as used herein shall mean the profits and losses of the Company as determined in accordance with generally accepted accounting principles consistently applied.

3.2 Allocations. Profits and Losses of the Company, including gains and losses attributable to the sale or other disposition of all or any portion of the Company property, shall be allocated or borne, as the case may be, by the Members in accordance with their ownership interests.

                            ARTICLE 4 - DISTRIBUTIONS

4.1 Distribution of Cash Flow. The Company may distribute to the Members cash available for distribution in such amounts and at such times as may be determined by the Members from time to time.

4.2 Payment of Cash Flow. Cash Flow shall be paid in cash on a monthly basis, within 10 days after the end of each calendar month, provided, however, that notwithstanding the provision for monthly payments, all distributions of Cash Flow ultimately shall be determined


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on an annual basis and any over-distribution of Cash Flow to a Member shall be repaid by the Member promptly after receipt of a written notice from the Managers requesting repayment and setting forth the calculation of the repayment due.

4.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or a Member shall be treated as amounts distributed to the Member pursuant to this Article 4 for all purposes under this Agreement. The Company is authorized to withhold from distributions, or with respect to allocations, to the Member and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law and shall allocate such amounts to the Member with respect to which such amount was withheld. The Company may offset all amounts owing to the Company by the Member against any distribution to be made to the Member. No distribution shall be declared and paid unless after such distribution is made the assets of the Company are in excess of the liabilities of the Company.

                             ARTICLE 5 - ACCOUNTING

5.1 Accounting Period. All Company books and records shall be kept on a fiscal basis, except that the final accounting period shall end on the date of the sale of the B-G Facility. All references herein to "fiscal year" shall be considered references to the annual accounting period ending each September 30th, except that the first and last of such periods may consist of less than twelve (12) months.

5.2 Books of Account. The Managers shall keep and maintain complete and accurate books, records and accounts of the Company. Such books shall be kept on a fiscal year basis using the accrual method of accounting, and shall be closed and balanced at the end of each fiscal year. Books and records shall be kept in accordance with generally accepted accounting principles, consistently applied. An accounting of all items of receipts, income, gains, credits, costs, expenses and losses arising out of or resulting from the ownership and leasing and the operation of the Company's assets shall be made by the Managers annually as of September 30th of each year and upon termination of this Agreement.

5.3 Inspections. All books, records and accounts of the Company, together with executed copies of this Agreement, all instruments governing any indebtedness of the Company and any amendments to any of those documents, shall be kept at all times at the principal office of the Managers. The Managers shall maintain such books and records and collect all Company income and (solely from such income and the proceeds of any financing thereof) pay the expenses thereof, and make distributions to the Member as provided herein. The Member and its duly authorized representatives shall have the right to examine such books, records, accounts and documents at any and all reasonable times and to make copies or extracts therefrom.

5.4 Bank Accounts. The Managers shall maintain one or more accounts in such banks which shall be designated by the Managers, which accounts shall be used for the payment of


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the disbursements properly chargeable to the Company and in which shall be deposited all cash receipts of the Company. All amounts required by this Article 5 to be deposited in those accounts shall be and remain the property of the Company and shall be received, held and disbursed by the Managers only for the purposes herein specified. There shall not be deposited into those accounts any funds other than Company funds. Withdrawals shall be made from those accounts only for the purpose of making payment of Company expenditures and distributions herein authorized, and only by the Managers.

5.5 Reports. The Managers shall be responsible for the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants. Annual statements shall be reviewed by the Company's accountants. Each Member shall be provided by the Managers with the following:

     (i) within sixty (60) days after the end of each calendar year, a copy of the proposed United States federal information tax return for the Company and the Member's Form K-1, which proposed return and form shall be subject to the approval of the Member; and

     (ii) within ninety (90) days after the end of each calendar year, a copy of any United States federal, state and local income tax returns required to be filed by the Company.

The Managers shall cause the Company's accountants to prepare all income and other tax returns of the Company and shall cause the same to be filed in a timely manner. The Managers shall furnish to the Member a copy of each such return, together with any schedules or other information which the Member may reasonably require in connection with the Member's own tax affairs. Each Member shall furnish to the Managers all pertinent information relating to the Company operations that is necessary to enable the Company's income tax returns to be prepared and filed. The Company shall make the following elections on the appropriate tax returns:

     (i) to adopt September 30th as the Fiscal Year;

     (ii) to adopt the accrual method of accounting and keep the Company's books and records on the basis of such method;

     (iii) to elect to amortize the organizational expenses of the Company and the start-up expenditures of the Company under Section 195 of the Code ratably over a period of sixty months as permitted by Section 709(b) of the Code; and

     (iv) any other election that the Managers may deem appropriate and in the best interests of the Members.

Neither the Company nor a Member may make an election for the Company to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar


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provisions of applicable state law, and no provisions of this Agreement shall be interpreted to authorize any such election.

5.6 Special Basis Adjustment. In connection with any permitted transfer of a Membership Interest, the Managers shall cause the Company, at the written request of the transferor or the transferee, on behalf of the Company and at the time and in the manner provided in Regulations Section 1.754(b), to make an election to adjust the transferee's basis of the Company's property in the manner provided in Sections 734(b) and 743(b) of the Code, and such transferee shall pay all costs incurred by the Company in connection therewith, including, without limitation, reasonable attorneys' and accountants' fees. In addition, if a distribution as described in Section 734 of the Code occurs, upon the request of the Member, the Managers shall cause the Company to elect to adjust the basis of the Company's property pursuant to Section 754 of the Code.

                             ARTICLE 6 - MANAGEMENT

6.1 Management. The overall management and control of the business and affairs of the Company shall be vested in the Managers, elected by the vote or written consent of the majority of the interests of the Members. During the term of this Agreement, each Member shall vote its Membership Interest to provide for the election and maintenance of Nourollah Elghanayan and Mehdi Gabayzadeh as the Managers. The Managers shall have full responsibility and exclusive discretion in the management and control of the business and affairs of the Company and shall make all decisions relating thereto. Except as otherwise expressly set forth in this Agreement, the Managers (acting for and on behalf of the Company), in extension and not in limitation of the rights and powers given by this Article or by the other provisions of this Agreement shall, in their sole discretion, have the full and absolute right, power and authority in the management of the Company business to do any and all things necessary to effectuate the purposes of the Company including, without limitation, the right, power and authority to:

     (i) execute any agreement, contract, document, certifications and other instruments which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company and/or the ownership or operation of the B-G Facility;

     (ii) employ and dismiss from employment consultants, managers and accountants;

     (iii) acquire by purchase, lease or otherwise any property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

     (iv) sell, lease or otherwise dispose of Company property;

     (v) open bank accounts and otherwise invest the funds of the Company;

     (vi) purchase insurance on the business and assets of the Company;


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     (vii) bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Company;

     (viii) borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Company and secure the same by mortgage, pledge or other lien on Company property;

     (ix) establish reasonable reserves from income derived from the Company's operation;

     (x) perform or cause to be performed all of the Company's obligations under any agreement to which the Company is a party;

     (xi) engage architects, engineers and contractors, mechanics or materialmen to effect repairs and improvements at the Property;

     (xii) maintain the books of account of the Company; and

     (xiii) take, or refrain from taking, all actions not proscribed or limited by this Agreement as may be necessary or appropriate to accomplish the purposes of the Company.

Unless authorized to do so by the Managers, no Person shall have any power or authority to bind the Company.

6.2 Restrictions on Powers. Notwithstanding anything to the contrary contained herein, the Managers shall not, without the written consent of the Members take any action which under the Act or this Agreement is prohibited or requires the consent of the Member.

6.3 Duties. The Managers shall manage the affairs of the Company in good faith and in a prudent and businesslike manner and shall be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and the Member, and shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company. All decisions made for and on behalf of the Company by the Managers shall be binding upon the Company. The Managers shall devote such time, effort and personnel to the Company affairs as is necessary for the conduct thereof; provided, however, it is understood and agreed that the Managers and/or their affiliates may be interested, directly or indirectly, in various other businesses and undertakings and, subject to the fulfillment of their obligations under this Agreement, the Managers shall not be required to devote their entire time to the business of the Company and shall not be restricted in any manner from participating in other businesses or activities. In carrying out their obligations, the Managers shall:

     (i) render periodic reports to each Member with respect to the operations of the Company on at least a semi-annual basis;


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     (ii) on or before March 1st of every year, mail to each Member an annual certified report of the Company, including all necessary tax information, a report of a firm of independent certified public accountants containing certified financial statements, and any other information regarding the Company and its operations during the prior fiscal year reasonably deemed by the Managers to be material;

     (iii) obtain and maintain such casualty insurance and such public liability and other insurance as may be available and as they deem necessary or appropriate; and

     (iv) perform all such other acts required to be performed pursuant to the Act and the terms of this Agreement.

6.4 Liabilities of Managers. In carrying out their duties hereunder, the Managers shall not be liable to the Company or to the Members for any actions taken in good faith and reasonably believed to be in the best interests of the Company, or for errors of judgment, but shall be liable for any damage or loss sustained by the Company or a Member due to the willful misconduct, gross negligence, breach of the Managers' fiduciary duties and/or breach of this Agreement. The Managers do not in any way guaranty the return of any Capital Contribution to a Member or a profit for the Member from the operations of the Company.

6.5 Compensation/Reimbursement of Managers. The Managers, as such, shall not receive any compensation for services rendered by them to the Company except as may be expressly agreed to in writing by the Members, but shall be reimbursed for their out-of-pocket expenses reasonably incurred on behalf of and for the benefit of the Company, including legal, audit, accounting, brokerage and other fees, insurance costs and the costs of preparation and dissemination of reports required to be furnished to the Members for investor tax reporting or other purposes, or which reports the Managers deem the furnishing thereof to be in the best interests of the Company.

6.6 Reliance on Act of Managers. No financial institution or any other person, firm or corporation dealing with the Managers or the Company shall be required to ascertain whether the Managers are acting in accordance with this Agreement, but such financial institution or such other persons, firm or corporation shall be protected in relying solely upon the deed, transfer or assurance of and the execution of such instrument or instruments by the Managers.

6.7 Delegation of Duties of the Managers. The Managers shall have the right at any time, and from time to time, to delegate all or a portion of their duties as Managers of the Company to any person, firm or entity; provided, however, that the Company shall in no event incur any additional expense as a result of such delegation, and further provided that the Managers shall at all times be and remain liable to the Company for the performance of their duties as Managers of the Company. In that regard, the Managers shall not enter into any transaction or agreement with any affiliate of the Managers in connection with which any such person or entity shall receive, directly or indirectly, a fee or other form of compensation from the Company, except as may be specifically authorized by the Members.


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6.8 Resignation; Removal; Vacancies. Any Manager may resign at any time by giving written notice to the Company. The resignation of any Manager shall take effect upon receipt of such notice or at any later time specified in such notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy occurring for any reason in the number of Managers may be filled by the vote or written consent of the remaining Manager then in office; provided, however, that if there are no remaining Manager, each vacancy shall be filled by the vote or written consent of the Members. A Manager elected to fill a vacancy shall be elected for the unexpired term of the Manager's predecessor in office and shall hold office until the expiration of such term and until the Manager's successor has been elected and qualified. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until a successor has been elected and qualified.

6.9 Officers. The Managers may designate one or more individuals as officers of the Company, who shall have such titles and exercise and perform such powers and duties as shall be assigned to them from time to time by the Managers. Any officer may be removed by the Managers at any time, with or without cause. Each officer shall hold office until his or her successor is elected and qualified. Any number of offices may be held by the same individual. The salaries and other compensation of the officers shall be fixed by the Managers. The Managers and Member hereby designate that the drawing, endorsing and making of all checks and other commercial paper of the Company, and the transaction of all business of the Company with its banks, shall be by Nourollah Elghanayan, Mehdi Gabayzadeh, James Mehdizadeh or Robert Mehdizadeh, any two signing jointly.

                           ARTICLE 7 - INDEMNIFICATION

7.1 Indemnification. The Company, its receiver or its trustee (in the case of its receiver or trustee, to the extent of the Company's property) shall indemnify, save harmless, and pay all judgments and claims against each Member and each Manager, and any officers, directors or partners of the Member or any such Manager relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Member or such Manager, officer, director or partner in connection with the business of the Company, including reasonable attorneys' fees, court costs and disbursements incurred by the Member or such Manager, officer, director or partner in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, and otherwise to the maximum extent permitted by the Act.

7.2 Limitations. Notwithstanding anything to the contrary in Section 7.1 above, no Member or Manager shall be indemnified from any liability for fraud, bad faith, willful misconduct, or gross negligence. If any provision of this Article 7 is judicially determined to be invalid in whole or in part, then such provision shall be deemed deleted and the balance of the Article shall be enforced to the maximum extent permitted by law.


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                     ARTICLE 8 - DISSOLUTION AND WINDING UP


8.1 Liquidating Events. The Company shall be terminated and dissolved and shall commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

     (i) upon the sale, disposition or condemnation of all or substantially all of the assets of the Company and the collection and distribution of any proceeds thereof;

     (ii) the Bankruptcy, death, dissolution, expulsion, incapacity or withdrawal of the Member or the occurrence of any other event that terminates the continued membership of the Member;

     (iii) upon written demand of the Member provided, however, that no demand for termination and dissolution may be made by the Member if such demand would cause a default of any mortgage obligation of the Company or a breach of any agreement to which the Company is a party, or if such demand would cause a breach of any Company obligation; or

     (iv) the occurrence of any event which makes it unlawful for the Company business to be continued, or impossible to carry out, or causes the dissolution of the Company under the Act.

8.2 Final Accounting. Upon the termination of this Agreement and the dissolution of the Company, a full and general accounting of the Company's assets, liabilities, capital, income and expenses shall be taken by the Company's accountant and a copy of such accounting shall be provided to the Member within one hundred twenty (120) days after dissolution. The Managers shall designate a third-party who shall act as liquidating trustee, and who shall immediately proceed to wind up and terminate the business and affairs of the Company.

8.3 Liquidation and Distribution.

     (a) Upon the occurrence of a Liquidating Event, the affairs of the Company shall be wound up and its assets hereunder liquidated as promptly as is consistent with obtaining the greatest consideration for such assets and in a manner to minimize any losses resulting from liquidation. The proceeds shall be distributed in the order set forth below:

     First, to the payment of all matured debts, obligations and liabilities of the Company (other than any loans or advances that may have been made by the Member to the Company), including all costs of sale of the B-G Facility, in the order of priority as provided by law;

     Second, to the creation of any reserve deemed reasonably necessary by the liquidating trustee to fund any unmatured or contingent liabilities of the Company, which


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reserve shall, after the passage of a reasonable period of time, be distributed in accordance with the provisions of this Section 8.3;

     Third, to the repayment of any loans made by the Member to the Company; and

     Fourth, to the Member.

     (b) The liquidating trustee shall be indemnified and held harmless by the Company from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the liquidating trustee's taking of any action authorized under or within the scope of this Article 8.

     (c) A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to minimize the normal losses attendant upon a liquidation; provided, however, the liquidation of the assets of the Company, the payment of creditors and the distribution of Company assets to the Members shall be effected so as to comply with the timing requirements in the Regulations promulgated under Section 704(b) of the Code. Each Member shall be furnished with a statement prepared by the Company's accountants, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation. The Managers shall cause to be filed with the appropriate governmental or municipal office a Certificate of Cancellation of the Company.

                           ARTICLE 9 - REPRESENTATIONS

Each Member represents and warrants as follows:

     (a) the Member has full power and authority to enter into this Agreement and to perform all of its obligations hereunder, and has taken all action required by law or otherwise in connection with or as a condition precedent to the foregoing; and

     (b) neither the execution or delivery of this Agreement, nor the consummation of the transactions herein contemplated, will: (i) conflict with, result in a breach of, constitute (with or without the giving of notice or the passage of time or both) a default under or otherwise materially adversely affect any contract, agreement, instrument, license or undertaking to which the Member is a party or by which the Member or its properties or assets are or may be bound; or (ii) conflict with, violate or result in the breach of any law, regulation, order or rule of any governmental department, agency or instrumentality applicable to it.


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                           ARTICLE 10 - MISCELLANEOUS


10.1 Notices. Except as otherwise expressly provided herein, all notices, requests, demands, documents and other communications given or due hereunder shall hereafter be made in writing and shall be deemed to have been duly given:
(i) when delivered, if delivered by hand against receipt therefor; (ii) three
(3) days after being deposited in the United States mail, if mailed, by registered or certified mail, return receipt requested, postage prepaid; or
(iii) upon transmission if by facsimile with a confirmation copy delivered on the second business day by recognized overnight courier, to each party's respective address set forth on the first page of this Agreement, with a copy given in like manner to Mandel & Resnik P.C., 220 East 42nd Street, New York, New York 10017, Attention: Nicholas J. Kaiser, Esq.

10.2 Further Assurances. Each Member shall execute and deliver such further instruments as may be required to carry out or confirm the intent and purposes of this Agreement.

10.3 Captions. Article and section titles and captions contained in this Agreement are inserted as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

10.4 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context shall require.

10.5 Amendment. This Agreement may be amended only with the written approval of the Member; provided, however, that no such amendment may be made if such amendment would cause a default of any mortgage obligation of the Company or if such amendment would cause a breach of any agreement to which the Company is a party, or if any such amendment would cause a breach of any Company obligation.

10.6 Counterparts. This Agreement may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one agreement, binding on all the parties hereto, notwithstanding that all parties shall not have executed the same counterpart.

10.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

10.8 Benefit. Except as herein otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns.

10.9 Waiver. No waiver of any of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, whether of similar or different nature, unless so expressly stated in writing.


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10.10 Stricken Words or Phrases. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated had never appeared in this Agreement.

10.11 Entire Agreement. This Agreement, including all other documents referred to herein which form a part hereof, contains the entire understanding of the parties with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings, if any, between or among the parties with respect to such subject matter.

In witness whereof, the Member has executed this Agreement as of the 1st day of March, 1999.



                                  AMERICAN TISSUE INC.




                                  By: /s/ Nourollah Elghanayan
                                     -------------------------------------------
                                     Nourollah Elghanayan, Chairman of the Board




                                  By: /s/ Mehdi Gabayzadeh
                                     -------------------------------------------
                                     Mehdi Gabayzadeh, President

                                    EXHIBIT A

The name, date of admission, initial capital contribution and percentage interest of the Member ("Membership Interest") is as follows:



                           Date of              Initial Capital    Membership
Name                       Admission            Contribution       Interest
- ----                       ---------            ------------       --------

American Tissue Inc.       03/01/99             $1,000.00            100%

                                AMENDMENT TO THE
                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT
                                       OF
                           PULP & PAPER OF AMERICA LLC


                                   ----------


The Limited Liability Company Operating Agreement of PULP & PAPER OF AMERICA LLC (the "Company") is hereby amended to provide that the membership interests of the Company may be certificated and that each of such certificates is a "Security" governed by Article 8 of the Uniform Commercial Code of the State of New York.

In witness whereof, the sole member has executed this Amendment as of the 9th day of July, 1999.

                                            American Tissue Inc.,
                                            member


                                            By: /s/ Mehdi Gabayzadeh
                                               ---------------------------------
                                               Mehdi Gabayzadeh, President

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ARTICLES OF ORGANIZATION

                                       OF

                          PULP & PAPER OF AMERICA LLC

             Under Section 211 of the Limited Liability Company Law

     It is hereby certified that:

     FIRST:    The name of the limited liability company is:
               Pulp & Paper of America LLC.

     SECOND:   The date of filing of the original articles of organization is:
               February 22, 1999.

     THIRD: The Articles of Organization are hereby amended by striking out the Article Five thereof and by substituting in lieu of said article the following new Article Five:

            "The Company is to be managed by one or more managers."

Dated as of:  March 1, 1999


                                        American Tissue Inc.,
                                        Member


                                        By: /s/ Mehdi Gabayzadeh
                                           -------------------------------------
                                           Mehdi Gabayzadeh, President